UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: May 13, 2020
(Date of earliest event reported)

Chegg, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-36180	20-3237489
(Commission File Number)	(IRS Employer Identification No.)

3990 Freedom Circle
Santa Clara,	California	95054
(Address of Principal Executive Offices)		(Zip Code)
(408) 855-5700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	CHGG	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events

On April 17, 2020, Chegg, Inc. (“Chegg”) filed with the Securities and Exchange Commission its proxy materials for the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 3, 2020. In those proxy materials, Chegg stated that, in response to public health concerns relating to the coronavirus (COVID-19) pandemic, it was considering the possibility of holding the Annual Meeting using a virtual format rather than attending physically. On May 13, 2020, Chegg announced that the location of the Annual Meeting has been changed to a virtual meeting only as a result of the COVID-19 pandemic. A copy of the press release issued by Chegg on May 13, 2020, announcing the change in location is attached hereto as Exhibit 99.01 and is incorporated by reference.

Further information regarding this change to the location of the Annual Meeting can be found in the supplemental proxy materials filed by Chegg with the Securities and Exchange Commission on May 13, 2020.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.01	Press release issued by Chegg, Inc., dated May 13, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHEGG, INC.

By: /s/ Andrew Brown
Andrew Brown
Chief Financial Officer
Date: May 13, 2020